Exhibit 99.1

CONTACTS:	Bronco Drilling Company, Inc.
D. Frank Harrison
405-242-4459
Zachary M. Graves
405-242-4435

Bronco Drilling Company, Inc. Announces Pricing of

Initial Public Offering of Common Stock

OKLAHOMA CITY, Aug. 16, 2005 (BUSINESS WIRE)—Bronco Drilling Company, Inc., a Delaware corporation, (Nasdaq/NM:BRNC) today announced the pricing of its initial public offering of 5,100,000 shares of common stock at a price of $17.00 per share. The Company and the Company’s controlling stockholder have granted the underwriters an option to purchase up to an additional 615,000 shares and 150,000 shares of common stock, respectively, to cover over-allotments, if any. The Company will not receive any proceeds from the offering and sale of shares by the selling stockholder.

The Company intends to use the net proceeds from the offering to repay approximately $18.1 million of outstanding borrowings, including $13.0 million incurred in connection with the Company recent Strata acquisitions, and use the balance, together with cash flow from operations, to refurbish rigs in the Company’s inventory and for general corporate purposes, which may include the purchase of additional rigs. Pending use for refurbishment and general corporate purposes, the Company may use all or a portion of such proceeds to repay other outstanding borrowings.

Johnson Rice & Company L.L.C. and Jeffries & Company, Inc. are joint book-running managers for the offering. Calyon Securities (USA) Inc. and Friedman Billings Ramsey are serving as co-managers. Copies of the prospectus relating to the offering may be obtained from the offices of Johnson Rice & Company L.L.C., 639 Loyola Avenue, Suite 2775, New Orleans, Louisiana 70113.

Bronco Drilling Company, Inc., headquartered in Oklahoma City, Oklahoma, is a provider of contract land drilling services to oil and natural gas exploration and production companies.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

The above statements include forward-looking statements and are subject to risks and uncertainties. Forward-looking statements give the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. The statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

All statements other than statements of historical facts included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by the Company’s management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control.

Although the Company believes its estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond the Company’s control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this release are not guarantees of future performance, and the Company cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained in its filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this release. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf.